EXHIBIT 23.2

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 11, 2005, accompanying the consolidated financial statements included in the Annual Report of CCF Holding Company on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of CCF Holding Company on Form S-8 (File No. 333-35108).

/s/ PORTER KEADLE MOORE, LLP
Atlanta, Georgia
March 21, 2007

Certified Public Accountants

Suite 1800 • 235 Peachtree Street NE • Atlanta, Georgia 30303 • Phone 404-588-4200 • Fax 404-588-4222 •

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